UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Houlihan Lokey, Inc.
(Name of Registrant as Specified In Its Charter)
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August 5, 2019
Dear Stockholder,
We cordially invite you to attend our 2019 Annual Meeting of Stockholders, to be held on Tuesday, September 24, 2019, at 9:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,
Scott L. Beiser
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Tuesday, September 24, 2019
Time:	9:00 a.m. (Pacific Time)
Place:	Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067
We are holding our 2019 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:

1.	to elect three Class I directors to our board of directors;

2.	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020; and

4.	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on July 26, 2019 will be entitled to notice of, and to vote at the annual meeting.
As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet or telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Christopher Crain
General Counsel and Secretary
August 5, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 24, 2019.

The Company’s Proxy Statement and 2019 Annual Report on Form 10-K

are also available at www.proxyvote.com.

Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.
PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 24, 2019

HOULIHAN
LOKEY

HOULIHAN LOKEY, INC.

PROXY SUMMARY

VOTING MATTERS AND BOARD RECOMMENDATIONS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal No. 1	Election of Three Class I Directors	FOR each nominee	Page 5
Proposal No. 2	Advisory Vote on Executive Compensation	FOR	Page 32
Proposal No. 3	Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2020	FOR	Page 33

HOW TO VOTE

If you held shares of Houlihan Lokey, Inc. common stock as of the close of business on the record date (July 26, 2019), you are entitled to vote at the Annual Meeting.

VIA THE INTERNET

BY TELEPHONE

BY MAIL

IN PERSON

HOULIHAN
LOKEY

BOARD COMMITTEES

	AUDIT COMMITTEE	COMPENSAITON COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
David A. Preiser		Member	
Irwin N. Gold			Chairman of the Board, Chairperson
Jacqueline B. Kosecoff	Member		Member
Paul A. Zuber	Member	Member	
Robert A. Schriesheim	Chairperson	Member	
Scott J. Adelson			Member
Scott L. Beiser		Chairperson	
Hideto Nishitani			

Member (blue dot) · Chairperson (yellow dot) · Chairman of the Board (red dot)

HOULIHAN
LOKEY

OUR ESG INITIATIVES

Our clients and co-workers are the foundation of our success. The environmental, social and economic future of the global communities in which we live and work is of critical importance to us.

HEALTH & BENEFITS

- Provide discounted rates to employees for Child and Family Care through Bright Horizons
- Office-based Healthy Living Committees organize events for employees to stay active during the day and provide guidance for long-term emotional and physical health

CHARITABLE GIVING

- Company matching of employee donations
- Employee Give-A-Day Program
- Office-based Charitable Committees organize local programs and volunteering opportunities

ETHICS & CULTURE

- Bi-annual upwards feedback surveys to evaluate managers on their leadership skills, mentorship and availability to junior staff; these evaluations reinforce the importance of regular feedback and employee development

SUSTAINABILITY

- Office-based recycling programs to decrease environmental impact
- 70% of our US offices are Green Building Certified

DIVERSITY & INCLUSION

- Diversity & Inclusion Council - manages the Company's long-term plan to improve diversity
- Women in Banking Initiative - aides in retention of female bankers by connecting junior bankers with senior mentors

GENERAL INFORMATION
Houlihan Lokey, Inc. (“Houlihan Lokey” or the “Company”) is making this Proxy Statement available to its stockholders on or about August 5, 2019 in connection with the solicitation of proxies by the board of directors for our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, September 24, 2019, at 9:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, and any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. On or about August 5, 2019, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2019 Annual Report on Form 10-K as amended (“Form 10-K”).

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions in number of transactions, the No. 1 global restructuring advisor in both number of transactions and value, and the No. 1 global M&A fairness opinion advisor in number of transactions over the past 20 years, according to Thomson Reuters.

Unless the context otherwise requires, as used in this Proxy Statement, the terms the “Company,” “Houlihan Lokey, Inc.,” “Houlihan Lokey,” “HL,” “our firm,” “we,” “us” and “our” refer to (i) prior to the corporate reorganization described under “Organizational Structure,” in the Form 10-K, Houlihan Lokey, Inc., a California corporation (“HL CA”), and (ii) following such corporate reorganization, Houlihan Lokey, Inc., a Delaware corporation, and, in each case, unless otherwise stated, all of its subsidiaries. We use the term “ORIX USA” to refer to ORIX Corporation USA, a Delaware corporation and a wholly owned subsidiary of ORIX Corporation, a Japanese corporation. References to ORIX USA as a holder of our shares mean ORIX USA acting through its indirect wholly owned subsidiary, ORIX HLHZ Holding LLC, a Delaware limited liability company. We use the term “HL Holders” to refer to our current and former employees and members of our management who hold our Class B common stock through the Houlihan Lokey Voting Trust (the “HL Voting Trust”). We use the term “Fram” to refer to Fram Holdings, Inc., a Delaware corporation and formerly our indirect parent. References to the “IPO” mean our initial public offering in August 2015 of 12,075,000 shares of Houlihan Lokey, Inc. Class A common stock in connection with which HL CA reorganized its business. Our fiscal year ends on March 31st; references to any fiscal year are to the 12-month period ending on March 31st of such year; references in this Proxy Statement to years are to calendar years unless otherwise noted.
Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.
What are the Proxy Materials?
The “Proxy Materials” are this Proxy Statement and our Form 10-K. If you request printed versions of the Proxy Materials, and you are entitled to vote at the Annual Meeting, you will also receive a proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions in the notice.
Who may vote at the meeting?
Holders of Class A common stock and holders of Class B common stock as of the close of business on July 26, 2019 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the Voting Trust Agreement by and among the Company, each HL Holder and the Trustees named therein dated August 18, 2015, as amended (as so amended, the “Voting Trust Agreement”), each HL Holder agreed that the Trustees of the HL Voting Trust have full authority to vote his or her shares on all matters. Because all outstanding shares of Class B common stock are held by the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.

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How many votes do I have?
Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting. Pursuant to the Voting Trust Agreement, each HL Holder has agreed that the Trustees of the HL Voting Trust have full authority to vote his or her shares on all matters. Because all outstanding shares of Class B common stock are held by the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are three proposals to be voted on at the Annual Meeting:

1.	the election of three Class I directors to our board of directors;

2.	the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending March 31, 2020.
Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote the shares subject to such proxies on those matters.
How many shares may be voted at the Annual Meeting?
Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 40,901,543 shares of Class A common stock and 25,258,146 shares of Class B common stock entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date, and holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date.
What vote is required for each proposal?
For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.
The approval, on an advisory basis, of the compensation of our named executive officers, and the ratification of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020, and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.
In connection with the IPO, we entered into the Stockholders’ Agreement dated August 18, 2015 with ORIX USA and the HL Voting Trust (the “Stockholders’ Agreement”). Under the Stockholders’ Agreement, ORIX USA and the HL Voting Trust each have agreed to vote in favor of the three nominees for Class I directors. As of the Record Date, such persons hold sufficient shares of our common stock to ensure the election of such nominees at the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting in person or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record. Each HL Holder is not a stockholder of record by virtue of shares he or she beneficially holds through the HL Voting Trust.
Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

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How do stockholders of record vote?
There are four ways for stockholders of record to vote:

•
Via the internet.  You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.

•
By telephone.  You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.

•
By mail.  If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by 5:00 p.m. (Pacific Time) on the day before the Annual Meeting.

•	In person. You may also vote your shares in person by completing a ballot at the Annual Meeting.
How do beneficial owners of shares held in street name vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s General Counsel and Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.
Beneficial owners of shares held in street name who wish to change their votes should contact the organization that holds their shares.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1 and 2 are not considered “routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on Proposal 1 and 2, your shares will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.
Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Houlihan Lokey Investor Relations at (212) 331-8225, IR@HL.com or by mail at HLI Investor Relations, c/o ICR, 685 Third Avenue, New York, NY 10017.

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Who should I contact if I have additional questions?
You can contact Houlihan Lokey Investor Relations at (212) 331-8225 or IR@HL.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of 8 members, three of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:

•	the Class I directors are Scott L. Beiser, Paul A. Zuber and Jacqueline B. Kosecoff, and their terms will expire at the annual meeting of stockholders to be held in 2019;

•	the Class II director is Irwin N. Gold, and his term will expire at the annual meeting of stockholders to be held in 2020; and

•	the Class III directors are Scott J. Adelson, David A. Preiser, Robert A. Schriesheim, and Hideto Nishitani, and their terms will expire at the annual meeting of stockholders to be held in 2021.
At the Annual Meeting, the stockholders will vote to elect as Class I directors of the Company the three nominees named in this Proxy Statement. Each of the Class I directors elected at the Annual Meeting will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. The board of directors has nominated Messrs. Beiser and Zuber and Dr. Kossecoff to serve as Class I directors of the Company. The persons named as proxies will vote to elect each of these nominees unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.
Under the Stockholders’ Agreement, ORIX USA and the HL Voting Trust each have agreed to vote in favor of the three nominees for Class I director. Please see “Certain Relationships and Related Person Transactions,” below for a description of the Stockholders’ Agreement and the HL Voting Trust Agreement.
In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.
In determining that each director should be nominated for re-election, our board of directors considered his or her service, business experience, prior directorships, and the qualifications, attributes and skills described in the biography set forth below under “Corporate Governance - Executive Officers and Directors.”
Our Board of Directors recommends that you vote “FOR” each of Messrs. Beiser and Zuber and Dr. Kosecoff as Class I Directors in this Proposal 1.

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CORPORATE GOVERNANCE
Executive Officers and Directors
Below is a list of the names and ages, as of July 26, 2019, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position
Scott L. Beiser	59	Chief Executive Officer and Director
Irwin N. Gold	62	Executive Chairman and Director
Scott J. Adelson	58	Co‑President and Director
David A. Preiser	62	Co‑President and Director
J. Lindsey Alley	52	Chief Financial Officer
Christopher M. Crain	58	General Counsel and Secretary
Hideto Nishitani	59	Director
Robert A. Schriesheim	59	Director
Jacqueline B. Kosecoff	70	Director
Paul A. Zuber	59	Director
Scott L. Beiser has served as our Chief Executive Officer since 2003 and on our board of directors since 1991. His responsibilities include managing Houlihan Lokey’s operations, identifying and developing new strategic opportunities, and pursuing and managing new and existing client relationships. Mr. Beiser previously led Houlihan Lokey’s Infrastructure Services and Materials practice and has specialized expertise in investment banking services for engineering and construction businesses, including ownership and management transition programs, corporate acquisitions, divestitures, leveraged recapitalizations, and ESOP transactions. Mr. Beiser serves on the board of directors of FNF Construction and RoadSafe Traffic Systems. Mr. Beiser earned both a B.S. and an M.S. in Finance from the College of Business and Economics at California State University, Northridge. Mr. Beiser was chosen to be on our board of directors because of his leadership in our development and growth, and his particular knowledge and experience in strategic planning and leadership of complex organizations. Mr. Beiser has been with Houlihan Lokey for more than 35 years.
Irwin N. Gold has served as our Executive Chairman since 2013 and on our board of directors since 1994. Mr. Gold is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Gold co‑founded the Company’s industry‑leading Financial Restructuring practice and was the Global Co‑Head of Financial Restructuring from 1988 until 2012. In that role, Mr. Gold has led many of the Company’s largest and most complex Financial Restructuring engagements, both in bankruptcy and out‑of‑court situations. Mr. Gold has previously served on the boards of directors of Cole National Group, Inc., Advantica Restaurant Group, Inc. and The Bibb Company. Mr. Gold earned a B.A. in Economics, summa cum laude and Phi Beta Kappa, from Duke University and a J.D. from the University of Virginia Law School. Mr. Gold was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in the financial services industry and in leadership of complex organizations. Mr. Gold has been with Houlihan Lokey for more than 31 years.
Scott J. Adelson has served as our Co‑President since 2013, and has been a Senior Managing Director in our Corporate Finance group since 2002. As Co-President, Mr. Adelson is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Adelson also serves as the Global Co‑Head of Corporate Finance. His practice embraces all aspects of corporate finance, including mergers and acquisitions, leveraged buyouts, and the issuance of debt and equity capital. He is an active board member of various public and private companies, including Motorcar Parts of America, Inc. and QAD Inc. Mr. Adelson completed his undergraduate studies at the University of Southern California and earned his M.B.A. from the University of Chicago Booth School of Business. Mr. Adelson was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in strategic planning and board practices of other corporations. Mr. Adelson has been with Houlihan Lokey for more than 30 years.
David A. Preiser has served as our Co‑President since 2013, and has been a Senior Managing Director in our Financial Restructuring group since 2008. Among his duties, he serves as Chairman of Houlihan Lokey EMEA, LLP. In the course of his more than two decades at Houlihan Lokey, Mr. Preiser has led many major transactions involving financially distressed companies, both in bankruptcy and in out‑of‑court situations, many of which have involved the sale or purchase of distressed assets. Mr. Preiser

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earned a B.A. in Economics and graduated magna cum laude from the University of Virginia. He earned a J.D. with honors from Columbia University, where he also served as an Editor of the Columbia Law Review, was named a Harlan Fisk Stone Scholar, and is currently a member of the Dean’s Council. Mr. Preiser currently sits on the board of directors of NVR, Inc., a New York Stock Exchange‑listed company, where he currently chairs the Nominating Committee, and serves on the Compensation Committee. Mr. Preiser has previously served on the boards of directors of Joseph A. Bank, Inc., where he served as chair of the Compensation Committee, as well as Sudbury, Inc. and MLX, Inc. Mr. Preiser was chosen to be on our board of directors because of his long career in the financial services industry, his leadership role in our development and growth, and his particular knowledge and expertise in managing and growing international organizations and executing international transactions. Mr. Preiser has been with Houlihan Lokey for more than 28 years.
J. Lindsey Alley has served as our Chief Financial Officer since December 2012. In his role as Chief Financial Officer, Mr. Alley oversees our accounting and financial reporting operations as well as acquisition business development. Mr. Alley joined Houlihan Lokey in 1995 and was an investment banker focusing on advising public and private clients, boards of directors, and special committees on sell side and buy side mergers and acquisitions prior to being appointed to the Chief Financial Officer role in December 2012. Mr. Alley earned a B.S. in Systems Engineering from the University of Virginia and graduated with highest distinction with an M.B.A. in Finance from the University of Michigan. Mr. Alley has been with Houlihan Lokey for more than 23 years.
Christopher M. Crain has served as our General Counsel since September 2004. In that role, he directly manages our Legal and Compliance department. Mr. Crain earned a B.A. in Political Science from the University of California at Davis and a J.D., cum laude, from Loyola Law School. Mr. Crain’s experience prior to Houlihan Lokey includes working as an attorney with a global law firm, where he focused on financing transactions, infrastructure projects and environmental law, and as an executive for related nationally-recognized non-profit organizations focused on K-12 education, medical research, and access to capital. Mr. Crain has been with Houlihan Lokey for more than 14 years.
Hideto Nishitani is Chairman, President, and Chief Executive Officer of ORIX USA, Managing Executive Officer of ORIX Corporation in Japan, and has served on our board of directors since 2012. Mr. Nishitani has 35 years of experience in the global financial services industry working on behalf of ORIX Corporation in the U.S., U.K., Ireland, Canada and Japan. Between 2001 and 2006, he was Senior Vice President of the Principal Investment Group of ORIX Corporation’s Investment Banking Headquarters in Japan, where he was responsible for sourcing, acquiring, restructuring and managing portfolio companies. He earned a Bachelor of Economics degree from Kwansei‑Gakuin University in Japan and a Master of Economics degree from the London School of Economics, University of London. Mr. Nishitani was chosen to be on our board of directors because of his leadership proficiency and extensive experience in the financial services industry, particularly investment banking.
Robert A. Schriesheim has served on our board of directors since 2015. Mr. Schriesheim is chairman of Truax Partners LLC and serves as a board member of public and private companies typically undergoing transformations while partnering with boards and institutional investors. Previously, Mr. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 until October 2016. He served as the Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From 2006 to 2009, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim has served as a director of Skyworks Solutions, Inc. since May 2006 and is chairman of its audit committee. Since August 2015, he has also served as a director of NII Holdings and serves as the chair of its audit committee and serves on the nominating and corporate governance committee. Since April 2018, he has also served as a director of Forest City Realty Trust and serves as the chair of its audit committee. In addition, he serves as a board member of privately held First Advantage, an employee screening solutions provider, and of Outcome Health, a privately held digital media company. Mr. Schriesheim earned an AB in Chemistry from Princeton University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Schriesheim was chosen to be on our board of directors because of his expertise in corporate finance and capital markets, as well as his particular knowledge in public company governance and board practices of other corporations. The board of directors has determined Mr. Schriesheim’s simultaneous service on the audit committee of four public companies does not impair his ability to effectively serve as the chairman of our audit committee.
Jacqueline B. Kosecoff is a Managing Partner of Moriah Partners, where she works to identify, select, mentor and manage health services and IT companies, and has served on our board of directors since 2016. Dr. Kosecoff is also a Senior Advisor of Warburg Pincus. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for various business segments and, upon joining UnitedHealth Group, Dr. Kosecoff took responsibility for, among other areas, the Medicare Part D business and the consumer health product division serving seniors. In

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2007, Dr. Kosecoff was appointed Chief Executive Officer of Prescription Solutions (now known as OptumRx). Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder, President and Chief Operating Officer of Protocare, a firm whose lines of business included the clinical development of drugs, devices, biopharmaceutical and nutritional products, and health services consulting. Dr. Kosecoff served as Professor of Medicine and Public Health at the University of California, Los Angeles from 1975 to 2006. Currently, Dr. Kosecoff sits on the board of directors of these other public companies: athenahealth, Inc.; Sealed Air Corporation; and STERIS Corporation. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her extensive experience in managing organizations and her experience serving on the boards of other public companies.
Paul A. Zuber is an Operating Partner at Thoma Bravo, a private equity firm focused on the software and technology-enabled services sectors and has served on our board of directors since 2018. Prior to joining Thoma Bravo in 2011, Mr. Zuber was the founding Chief Executive Officer of Dilithium Networks, a global provider of mobile video infrastructure solutions until Dilithium was acquired by OnMobile, a global leader in telecommunications services listed on the National Stock Exchange of India. Mr. Zuber was previously the Chief Executive Officer and co-founder of Bluegum Group, a full-service, electronics manufacturing services provider serving the Asia Pacific region, which was acquired in 2002 by Solectron, a global electronics manufacturing company. Prior to founding Bluegum Group in 1997, Mr. Zuber held a variety of senior management positions at Ready Systems, a leader in software development environments for microprocessor-based embedded systems. Ready Systems merged with Microtec, went public, and was later acquired by Mentor Graphics, a leader in electronic design automation software. Mr. Zuber began his career as a management consultant with Bain & Company, where he was a founding member of the team that became the private equity group Bain Capital and also performed strategy consulting for Fortune 500 technology companies. Mr. Zuber currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment, including Dynatrace Holdings LLC (“Dynatrace”), an enterprise cloud software company.  Mr. Zuber has been a director and audit committee member at Dynatrace since January 2015. Mr. Zuber is a Phi Beta Kappa graduate of Stanford University, where he earned B.A. degrees with honors in both International Relations and Economics. Mr. Zuber also holds an M.B.A. from Stanford University Graduate School of Business. Mr. Zuber was chosen to serve on our board of directors because of his extensive experience in successfully creating, growing and managing global companies.
Composition of our Board of Directors
Our business affairs are managed under the direction of our board of directors.
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eight members, three of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:

•	the Class I directors are Messrs. Beiser and Zuber and Dr. Kosecoff, and their terms will expire at the annual meeting of stockholders to be held in 2019;

•	the Class II director is Mr. Gold, and his term will expire at the annual meeting of stockholders to be held in 2020; and

•	the Class III directors are Messrs. Adelson, Preiser, Schriesheim, and Nishitani, and their terms will expire at the annual meeting of stockholders to be held in 2021.
In order to again have each of the three classes be as nearly in equal size as possible, our board of directors intends to nominate one of the existing Class III directors for election as a Class II director at the annual meeting of stockholders to be held in 2020.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the

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directors’ individual biographies set forth herein. We believe that our directors provide an appropriate mix of experiences and skills relevant to the size and nature of our business.
Director Nomination and Removal Process
Under the Stockholders’ Agreement, from the time of the completion of our IPO until its fifth anniversary, (i) so long ORIX USA’s Post‑IPO Percentage Ownership (as defined below) was 20% or greater, ORIX USA and the HL Voting Trust each had the right to recommend four director nominees, with the remaining three director nominees recommended by mutual agreement of ORIX USA and the HL Voting Trust, (ii) so long as ORIX USA’s Post‑IPO Percentage Ownership was greater than or equal to 10% but less than 20%, ORIX USA had the right to recommend three director nominees and the HL Voting Trust had the right to recommend five director nominees, with the remaining three director nominees recommended by the HL Voting Trust with the approval of ORIX USA and (iii) so long as ORIX USA’s Post‑IPO Percentage Ownership is less than 10% but greater than zero, ORIX USA will have the right to recommend one director nominee and the HL Voting Trust will have the right to recommend the remaining director nominees. After the fifth anniversary of the IPO, (y) so long as ORIX USA’s Percentage Ownership is greater than or equal to 5% but less than 10%, ORIX USA will have the right to recommend one director nominee and the HL Voting Trust will have the right to recommend the remaining director nominees and (z) if ORIX USA’s Percentage Ownership is less than 5%, the HL Voting Trust will have the right to recommend all of the director nominees. The party that designated a director may cause that director to be removed at any time, and the other party will take all necessary action within its control to effect such removal.
Our amended and restated certificate of incorporation provides that, from and after the Final Conversion Date (the date on which (x) the aggregate outstanding shares of common stock owned by (i) ORIX USA, (ii) the HL Voting Trust and (iii) the beneficiaries of the HL Voting Trust or certain of their transferees, together with (y) the outstanding shares of our common stock (A) received by a holder of our common stock in connection with the grant, vesting and/or payment of an equity compensation award and (B) with respect to which such holder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by us from time to time, collectively represent less than 20% of the then aggregate outstanding shares of common stock, or on a date specified by the holders of at least 66 2/3% of the outstanding shares of Class B common stock), directors may be removed by stockholders only for cause and only with the affirmative vote of at least 66 2/3% of the voting interest of stockholders entitled to vote. Additional provisions with regard to removal of directors are included in the Stockholders’ Agreement. Our amended and restated certificate of incorporation also provides that any vacancy on our board of directors may be filled by a majority of the directors then in office.
The term “Post‑IPO Percentage Ownership” means, as of a specified date, the percentage equal to (a) the number of shares held by ORIX USA (directly or through a brokerage or similar account) on such date (not including any shares acquired by ORIX USA after the IPO, other than shares acquired by ORIX USA as a result of a stock split, distribution or similar pro rata reorganization) divided by (b) the total number of shares that were outstanding immediately following the consummation of the IPO, calculated on a fully diluted basis but excluding shares issued as purchase price consideration in certain acquisition transactions. “Percentage Ownership” means, as of a specified date, the percentage equal to (x) the number of shares held by ORIX USA (directly or through a brokerage or similar account) on such date (not including any shares acquired by ORIX USA after the IPO, other than shares acquired by ORIX USA as a result of a stock split, distribution or similar pro rata reorganization) divided by (y) the total number of shares outstanding on such date, calculated on a fully diluted basis.
Between October 2017 and August 2018, ORIX USA’s Post-IPO Percentage was less than 20% but greater than 10%, and accordingly, the number of directors that ORIX USA was entitled to nominate was reduced from four to three and the trustees of the HL Voting Trust had the right to nominate a replacement director. Effective in August 2018, ORIX USA’s Post-IPO Percentage Ownership decreased below 10%, as a result of which the number of directors that ORIX USA was entitled to nominate pursuant to the Stockholders’ Agreement was reduced to one. ORIX USA and the trustees of the HL Voting Trust temporarily waived the requirement for the ORIX USA-nominated directors to tender their resignations within five business days of ORIX USA’s holdings dropping below 10%.
In October 2018, Messrs. Barger, Lenhardt and Wilson, who were director nominees of ORIX USA, resigned from their positions as directors of the Company, effective immediately. Hideto Nishitani continues to serve on the board of directors as a nominee of ORIX USA.

On July 2, 2019, Mr. Van de Bunt resigned from the Board of Directors, and the board subsequently reduced the size of the board to eight members.

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The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our bylaws, as summarized below. The notice of nomination should include the following information:

•	the stockholder’s name, record address, and name and principal place of business;

•	the name, age, business address, residence address, and principal occupation or employment of the nominee;

•	the class or series, and number of all shares of the Company’s stock owned beneficially or of record by the stockholder and the nominee;

•	whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by the stockholder or the nominee with respect to the Company’s stock;

•	a description of all agreements or arrangements to which the stockholder or the nominee is a party with respect to the nomination, the Company or the Company’s stock;

•
a description of agreements or arrangements entered into by the stockholder or the nominee with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the stockholder’s voting power;

•	a representation that the stockholder will attend the meeting in person or by proxy to nominate the persons named in its notice; and

•	any other information related to the stockholder or the nominee required to be disclosed in the solicitation of proxies for election of directors under federal securities laws.

The notice must be accompanied by the nominee’s consent to be elected and to serve as a director and include certain representations and agreements by the nominee set forth in our bylaws. This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting.
Stockholder nominees should be submitted to the Company’s General Counsel and Secretary at the Company’s principal executive offices. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our bylaws and other information reasonably requested by the Company within the timeframe described in the proxy materials for such a meeting.
When the Company or the board of directors is required by contractual obligation (including pursuant to the Stockholders’ Agreement) to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.
The nominating and corporate governance committee is responsible for identifying and evaluating potential candidates and recommending such candidates to the board for nomination at the annual meeting. In evaluating director candidates, the nominating and corporate governance committee and the board may consider the following criteria, as well as any other factors that they deem to be relevant: (i) the candidate’s executive and directorial experience; (ii) the candidate’s professional and academic experience relevant to the company’s industry; (iii) the strength of the candidate’s leadership skills; (iv) the candidate’s experience in finance and accounting and/or executive compensation practices; and (v) the candidate’s time availability. Generally, the nominating and corporate governance committee and the board will consider candidates who have a high level of personal and professional integrity, strong ethics, and the ability to make mature business judgments. The nominating and corporate governance committee and the board monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the necessary tools to perform its oversight function effectively in light of the company’s business and structure.

Controlled Company
The HL Voting Trust and ORIX USA control a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of our board of directors consist of independent directors and (ii) that our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A‑3 of the Exchange Act and under the New York Stock Exchange listing standards. For an indeterminate period, we intend to utilize these exemptions. As a result, although we have a fully independent audit committee as required by the New York Stock Exchange, a majority of our directors are not currently independent and we do not expect in the immediate future that the majority of our directors will be independent.

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Accordingly, although we may transition to a board with a majority of independent directors prior to the time we cease to be a “controlled company,” for such period of time our shareholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Holders of Class A common stock do not have the same protections afforded to stockholders of companies that are subject to such requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Prior to each director’s appointment, our board of directors undertook a review of the independence of our directors and determined that Messrs. Schriesheim and Zuber and Dr. Kosecoff are each independent directors as defined under the rules of the New York Stock Exchange. Under the listing requirements of the New York Stock Exchange, our board of directors is required to have at least three independent directors meeting the New York Stock Exchange’s independence standards and we fulfill such requirements.
Board and Committee Meetings; Annual Meeting Attendance
During fiscal 2019, our board of directors held four meetings, our audit committee held nine meetings, our compensation committee held six meetings and our nominating and corporate governance committee held four meetings. During fiscal 2019, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served. Under our corporate governance guidelines, directors are expected to attend the Company’s annual meetings of stockholders, either in person or by telephone. A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All or our directors attended the 2018 Annual Meeting of Stockholders in person or by telephone.
The chair of the Audit Committee, or in his or her absence a director designated by the chair of the Audit Committee, presides over executive sessions of the independent directors which are held on a regularly scheduled basis, not less than once per year.
Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Communications should contain instructions specifying for which member or members of the board of directors the communication is intended. Such communications generally will be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.
Compensation Committee Interlocks and Insider Participation
During fiscal 2019, the members of our compensation committee were Messrs. Beiser, Schriesheim, Preiser and Zuber. Mr. Beiser is our Chief Executive Officer and Mr. Preiser is our Co-President. Other than Messrs. Beiser and Preiser, none of the members of our compensation committee have ever been an officer or employee of our Company or any of our subsidiaries. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Board Committees
We currently have three standing committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Current copies of each committee’s charter are posted on our website, www.hl.com. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.

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Audit Committee
The audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee currently consists of Messrs. Schriesheim and Zuber and Dr. Kosecoff, with Mr. Schriesheim serving as chair. Rule 10A‑3 of the Exchange Act and the New York Stock Exchange rules require us to have an audit committee composed entirely of independent directors. Our board of directors has affirmatively determined that Messrs. Schriesheim and Zuber and Dr. Kosecoff meet the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the New York Stock Exchange rules. In addition, our board of directors has determined that Mr. Schriesheim qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K.
Compensation Committee
The compensation committee’s responsibilities include:

•	reviewing and approving (either alone or, if directed by the board, in conjunction with a majority of the independent directors on the board) the compensation of our Chief Executive Officer;

•	reviewing and setting, or recommending to the board, the compensation of our other executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation consultants or advisors; and

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans.

Our compensation committee currently consists of Messrs. Beiser, Schriesheim, Preiser and Zuber, with Mr. Beiser serving as chair. Mr. Beiser, an executive officer, participates in the deliberations of the compensation committee in determining executive officer and director compensation, except as otherwise determined by the committee. As a controlled company, we rely upon the exemption from the requirement that we have a compensation committee composed entirely of independent directors. During fiscal 2019, the Company retained Compensation Advisory Partners (CAP) to conduct a survey and provide an analysis of compensation paid to executive officers of companies within our peer group, and retained Semler Brossy Consulting Group, LLC to assist in the preparation of the Compensation Discussion and Analysis (CD&A) and the 2019 CEO Pay Ratio disclosure below.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and

•	developing and recommending to our board of directors a set of corporate governance guidelines and principles, which are posted on our website, www.hl.com.

The committee, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The committee may also consider the following

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criteria, as well as any other factors that they deem relevant: potential conflicts of interest with the candidate’s other personal and professional pursuits; experience in corporate management; public company board experience; professional and academic experience; leadership skills; experience in finance, accounting or executive compensation; and, whether the candidate has the time available to prepare for, and participate in, board and committee meetings.
The members of our nominating and corporate governance committee are Messrs. Gold and Adelson and Dr. Kosecoff, with Mr. Gold serving as chair. As a controlled company, we rely upon the exemption from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code, as well as a copy of our corporate governance guidelines, on our website, www.hl.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.

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DIRECTOR COMPENSATION
Overview
We maintain a compensation policy which is applicable for our directors who are not our employees or employees of our subsidiaries or nominees of ORIX USA or the HL Voting Trust (each an “outside director”). Directors who are not outside directors did not receive compensation for their services as directors in fiscal 2019.
Each director was reimbursed for their travel expenses incurred in connection with his or her attendance at full board of directors or committee meetings.
Cash Compensation
Each outside director receives an annual cash retainer for his or her services equal to $62,500, payable quarterly in arrears, and pro-rated to reflect any partial year served.
Equity Compensation
Pursuant to our Director Compensation Program, each outside director receives an annual fully vested award of Class A common stock with a dollar-denominated grant-day value of $87,500. In addition, the compensation committee may, at its discretion, grant an additional award of Class A common stock to each outside director who serves as a committee chair with a grant-date value equal to $30,000. The compensation committee also has the discretion to grant an award of the Company’s Class A common stock to each outside director who is elected on or after July 1, 2018 with a grant-date value equal to $100,000. For fiscal 2019, on May 15, 2019, each outside director received the annual award of Class A common stock referred to above (with Mr. Zuber’s award being a pro-rated amount based on his partial year of service as a director). For fiscal 2019, Mr. Schriesheim was granted, as compensation for his service as chair of the audit committee, a fully vested award with a grant-day value of $30,000, and Mr. Zuber was awarded, in connection with his election to the board, an award with a grant-date value of $100,000, which vests in equal installments on October 18 of each of 2020, 2021 and 2022, subject to continued service.
The following table provides additional detail regarding the 2019 compensation of our outside directors:
Fiscal 2019 Outside Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Total ($)
Robert A. Schriesheim	62,500	117,500	180,000
Bennet Van de Bunt	62,500	87,500	150,000
Jacqueline B. Kosecoff	62,500	87,500	150,000
Paul A. Zuber	28,363	139,315	167,678

(1)
Messrs. Adelson, Beiser, Gold, and Preiser (directors who are employees of the Company) and Mr. Nishitani (director nominee of ORIX USA) are not included in this table. None of these individuals received any compensation for services as a director.

(2)
Amounts reflect the full grant‑date fair value of common stock awards granted during the relevant fiscal year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the outside director. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our most recent Form 10-K. As of March 31, 2019, Mr. Zuber held 2,358 shares of unvested restricted shares of our Class A common stock (and our other outside directors did not hold any unvested restricted shares or other equity-based awards.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our named executive officers for the fiscal year ended March 31, 2019 consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers as of March 31, 2019 (the “NEOs” or “named executive officers”):

•	Scott L. Beiser, Chief Executive Officer;

•	J. Lindsey Alley, Chief Financial Officer;

•	Irwin N. Gold, Executive Chairman;

•	Scott J. Adelson, Co‑President and Global Co‑Head of Corporate Finance; and

•	David A. Preiser, Co-President.

Our executive compensation programs and policies remained substantially similar from fiscal 2018 to fiscal 2019. Additionally, as we did last year, we will hold a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers; following the vote at this year’s annual meeting we expect the next vote will be at our annual meeting following fiscal year 2020.

Business and Strategy

Established in 1972, Houlihan Lokey, Inc., is a leading global independent investment bank with expertise in mergers and acquisitions (M&A), capital markets, financial restructurings and financial advisory services. Through our offices in the United States, Europe, Asia, Australia, and Dubai, we serve a diverse set of clients worldwide including corporations, financial sponsors and government agencies. We provide our financial professionals with an integrated platform that enables them to deliver meaningful and differentiated advice to our clients. We advise our clients on critical strategic and financial decisions, employing a rigorous analytical approach coupled with deep product and industry expertise. We market our services through our product areas, our industry groups and our Financial Sponsors group, serving our clients in three primary business practices: Corporate Finance (encompassing M&A and capital markets advisory), Financial Restructuring (both out-of-court and in formal bankruptcy or insolvency proceedings) and Financial Advisory Services (including financial opinions, and a variety of valuation and financial consulting services).

We are committed to a set of principles that serve as the backbone of our success. Independent advice and intellectual rigor, combined with consistent senior-level involvement, are hallmarks of our commitment to client service. Our entrepreneurial culture engenders our flexibility to collaborate across our business practices to provide world-class solutions for our clients. Our broad-based employee ownership serves to align the interests of employees and shareholders and further encourages a collaborative environment where our Corporate Finance, Financial Restructuring and Financial Advisory Services business practices work together productively and creatively to solve our clients’ most critical financial issues. We enter into businesses or offer services where we believe we can excel based on our expertise, analytical sophistication, industry focus and competitive dynamics. Finally, we remain independent and specialized, focusing on advisory products and market segments where our expertise is both differentiating and less subject to conflicts of interest arising from non-advisory products and services, and where we believe we can be a market leader in a particular segment. We do not lend or engage in any securities sales and trading operations or research which might conflict with our clients’ interests.

As of March 31, 2019, we had a team of 969 financial professionals across 21 offices globally and an additional office through our joint venture in Italy, serving more than 1,000 clients annually over the past several years, ranging from closely held companies to Fortune Global 500 corporations.

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Performance Highlights

Company performance played a significant role in the process for determining named executive officer compensation for fiscal year 2019. Below, we capture some highlights of our strong fiscal 2019 performance:

•	Achieved record high revenues of $1.084 billion, an increase of more than 12% from fiscal 2018, and marking the seventh consecutive year of revenue growth

•	Announced an increase in our quarterly dividend to $0.31 per share, effective in June 2019

•	Hired 24 new Managing Directors, in addition to 10 internal promotions

•	Completed the acquisition of BearTooth Advisors, which formed the core of our new Private Funds Group within our Corporate Finance business unit

•	Completed the acquisition of Quayle Munro Limited, which expanded our capabilities in the data and analytics sector

•	Established HL Finance, LLC, a syndicated leveraged finance platform, which operates as part of our Capital Markets Group

Fiscal Year 2019 Compensation

Annual incentive compensation is the primary driver of our NEOs’ compensation each year. Awards under our annual bonus program typically are paid in a combination of cash and either restricted or unrestricted shares of our Class B common stock. Following a review of full-year business and individual NEO performance, the compensation committee determined fiscal 2019 total compensation for each NEO as outlined in the table below. This table is different from the Summary Compensation Table that follows this CD&A because the payment in fiscal 2019 of 2/9 of the cash portion of cash bonuses granted at our IPO (the “Pre-IPO Grants”) that were made to the named executive officers in connection with our IPO are reported in the Summary Compensation Table in accordance with SEC rules.

Named Executive Officer	Salary Paid During FY19 ($)	FY19 Incentive Paid in Cash ($)	FY19 Incentive Paid in Shares ($)	FY19 Total Compensation ($)
Beiser	400,000	3,224,528	892,127	4,516,655
Alley	375,000	805,150	172,070	1,352,220
Gold	400,000	2,348,279	558,377	3,306,656
Adelson	400,000	6,920,368	2,290,737	9,611,105
Preiser	400,000	2,125,855	477,300	3,003,155

In light of changes to the deductibility of certain executive compensation resulting from the Tax Cuts and Job Act enacted in December 2017 (the “TCJA”), the Compensation Committee determined it was advisable to maximize the deduction for compensation paid to the NEOs for fiscal 2018 by (i) not deferring a portion of the cash bonus to November 2018 (and instead paying the entire cash bonus in May 2018), (ii) granting the share-based incentive awards as fully vested (rather than subject to a multi-year vesting schedule), and (iii) for the NEOs other than Mr. Adelson, paying cash bonuses that were historically larger than those paid for performance in prior fiscal years. In determining awards under our fiscal 2019 performance-based bonus program following the funding of the bonus pool (which is described in greater detail under “Annual Incentive Compensation” below), the Compensation Committee took into account that additional cash compensation was paid for fiscal 2018 to the NEOs (other than Mr. Adelson), and used its discretion to approve reduced awards for fiscal 2019 by an amount equal to 50% of the excess amount paid to the NEO under our fiscal 2018 performance-based bonus program. The Compensation Committee expects to take a similar approach with our fiscal 2020 performance-based bonus program.

Key Compensation Practices

We believe our executive compensation practices align with the interests of our shareholders and support our long-term performance orientation.

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What We Do	What We Don’t Do
Align pay with Company performance	No guaranteed incentive compensation
Encourage significant ownership of Company stock by executives	No tax gross-ups or reimbursements
Prohibit hedging of Company stock	No excessive perquisites
Consider performance on strategic initiatives that can impact the Company’s prospects when making individual compensation decisions	No severance or change-in-control payments
Engage an independent compensation consultant to provide market information and discuss NEO compensation with the Committee

How We Determine Executive Compensation

The Compensation Committee reviews and approves all components of compensation for each executive officer and regularly reviews (without the involvement of the CEO) the performance of the CEO. The CEO reviews the performance of other executive officers and develops recommendations for each component of compensation to discuss with the Compensation Committee.

Our CEO and Compensation Committee considered the following factors in determining the fiscal 2019 compensation of our named executive officers:

•
Financial and market performance of the Company, with a focus on revenue growth, EPS growth, net income growth, and total shareholder return (TSR), on both an absolute basis and relative to the performance of peer firms

•	Strategic performance against key initiatives

•	Risk management of the Company in achieving its financial, market-based, and strategic results

•	Individual performance

•	Internal pay positioning

•	Additional compensation paid in fiscal 2018 as a result of tax deductions that are not available in fiscal 2019 and thereafter

The compensation committee has the authority to retain a compensation consultant, and to approve the consultant’s fees and all other terms of its engagement. During the fiscal year 2019, the committee retained Compensation Advisory Partners (CAP) as its compensation consultant. CAP assisted the compensation committee by providing market data and discussing named executive officer pay recommendations with the committee. Further, pursuant to SEC rules, the committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining CAP. Additionally, while we consider third-party survey information to understand competitive compensation practices and levels, we do not benchmark to a specific level when referencing this information.

Overview of Compensation Components

Salary

Salaries provide a fixed component of compensation commensurate with the executive’s skill set, experience, role and responsibilities, and are reviewed periodically by the Compensation Committee. Historically, salaries have represented the smallest portion of our named executive officers’ compensation. For fiscal 2019, based on input from its compensation consultant, the compensation committee decided to increase Mr. Alley’s base salary from $360,000 to $375,000 in order to better align his salary with those holding comparable positions in our peer firms. The salaries paid to our NEOs for fiscal 2019 are included in the Summary Compensation Table below.

Annual Incentive Compensation
For fiscal 2019, the Compensation Committee established a performance-based bonus program pursuant to which our named executive officers were eligible to earn awards based on our achievement during fiscal 2019 of fee revenue equal to or exceeding 90% of the average fee revenue of the Company in fiscal 2016, 2017 and 2018 ($758,766,000). If the Company achieved this fee revenue goal, then a bonus pool would be established equal to 4% of our fee revenue earned during fiscal 2019. Our actual fee revenue for fiscal 2019 was $1.084 billion; therefore, the maximum bonus pool established was $46,360,000.

The Compensation Committee was permitted to allocate the bonus pool among the named executive officers in its discretion and was not required to allocate the entire pool.

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In determining each named executive officer’s actual aggregate award, the Compensation Committee determined that each executive played a significant role in the Company’s outstanding financial performance during fiscal 2019 and its achievement of record results. In particular, the Committee noted that Messrs. Beiser and Alley were instrumental in driving record revenues and earnings and managing non-compensation expenses, Mr. Gold successfully developed and managed numerous strategic relationships on behalf of the Company, Mr. Preiser successfully oversaw the growth and development of the Company’s European operations, and Mr. Adelson led the record growth of the Company’s Corporate Finance business unit and successful integration of acquisitions. The Committee then applied its judgment in determining the incentive awards paid to each NEO under the fiscal 2019 bonus program. As noted above, in light of the additional compensation paid to certain of the NEOs in fiscal 2018 as a result of tax law changes under the TCJA, the Compensation Committee took into account that additional cash compensation was paid for fiscal 2018 to the NEOs (other than Mr. Adelson), and used its discretion to approve reduced awards for fiscal 2019 by an amount equal to 50% of the excess amount paid to the NEO under our fiscal 2018 performance-based bonus program. The Compensation Committee expects to take a similar approach with our fiscal 2020 performance-based bonus program. The Compensation Committee approved the payment of the aggregate award in cash and restricted shares of our Class B common stock, as follows:

Named Executive Officer	Aggregate FY2019 Bonus Program Award ($)	Cash Portion of FY2019 Bonus Program Award ($)	Equity Portion of FY2019 Bonus Program Award ($)
Beiser	4,116,655	3,224,528	892,127
Alley	977,220	805,150	172,070
Gold	2,906,656	2,348,279	558,377
Adelson	9,211,105	6,920,368	2,290,737
Preiser	2,603,155	2,125,855	477,300

The restricted shares of our Class B common stock awarded under our fiscal 2019 bonus program will vest on May 15 of each of 2020, 2021, 2022 and 2023, subject to continued employment. The number of shares subject to each award was determined by dividing the applicable value by the closing price per share of our Class A common stock on May 15, 2019 (the date of grant).

Awards Granted in Fiscal Year 2019 for 2018 Performance

The total number of shares of restricted Class B common stock that was awarded to each named executive officer in fiscal 2019, as well as the corresponding grant-date value, is set forth in the following table. These awards were granted during fiscal 2019 under our fiscal 2018 performance-based bonus program. As such, in accordance with SEC rules, the value of awards were previously disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2018 in the Summary Compensation Table contained in our definitive proxy statement filed with the Securities Exchange Commission in 2018.

Named Executive Officer	Stock Awards Granted in Fiscal 2019 (#)	Value of Stock Awards Granted in Fiscal 2019 ($)
Beiser	12,945	640,001
Alley	3,526	174,325
Gold	9,152	452,475
Adelson	27,946	1,381,650
Preiser	8,205	405,655

As described in that proxy statement, these equity awards under our fiscal 2018 bonus program were paid in fully vested common stock in order to preserve tax deductibility under the TCJA. The number of shares subject to each award was determined by dividing the applicable value by the closing price per share of our Class A common stock on May 15, 2018 (the date of grant). Although fully vested at the time of grant, each named executive officer entered into a lock-up agreement with the Company that only permits the executive to sell or otherwise transfer the number of shares subject to such award in one-fourth increments on the first, second, third and fourth anniversaries of the grant date, subject to certain exceptions substantially similar to those permitted under the Lock-Up Agreements described below under “Certain Relationships and Related Person Transactions - Lock-Up Agreements.”

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Payment of Pre-IPO Awards

In connection with our IPO, each named executive officer was granted a pre-IPO restricted stock award and a restricted cash award, in each case, 1/9 of which vested on April 30, 2016, and 2/9 of which was scheduled to vest on each of April 30, 2017, 2018, 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date. While we do not consider these awards as a component of the executive’s annual compensation, the portion of each restricted cash award that vested (and was paid) on April 30, 2018 is included in the Summary Compensation Table below. The cash payments to our named executive officers in fiscal 2019 were as follows:

Named Executive Officer	Cash Payment ($)
Beiser	142,812
Alley	33,323
Gold	142,812
Adelson	595,033
Preiser	142,812

Other Compensation Program Features

We provide customary employee benefits to our full and eligible part time employees in the United States, including our named executive officers. These include medical and dental benefits, short term and long-term disability insurance, accidental death and dismemberment insurance and life insurance.

We also maintain a 401(k) retirement savings plan for our employees in the United States, including our named executive officers. Eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pretax basis through contributions to the 401(k) plan. We did not make any matching contributions under our 401(k) plan to our named executive officers’ 401(k) accounts during fiscal 2019.

We do not make gross up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Finally, we have not entered into any employment, severance or change-in-control arrangements with our named executive officers. However, upon a named executive officer’s death, the vesting of unvested shares granted pursuant to certain outstanding restricted stock awards held by such executive will partially accelerate with respect to a number of shares that otherwise would have vested on the following vesting date. These amounts are explained in more detail in the “Summary of Potential Payments Upon Termination or Change in Control” section below.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for annual compensation paid to a chief executive officer or “covered employee” in excess of $1 million. For tax years beginning on or prior to December 31, 2017, the deduction limitation has an exception for “qualified performance-based compensation.” However, the TCJA includes changes to Section 162(m), including eliminating the exemption for “qualified performance-based compensation,” effective for tax years beginning after December 31, 2017.

The TCJA provides for a grandfathered provision, pursuant to which remuneration that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Section 162(m) by the TCJA. To the extent available, we intend to continue to treat “qualified performance-based compensation” that is grandfathered under the TCJA as deductible compensation. However, our Compensation Committee may determine in any year that it would be in our best interest for compensation to be paid that would not satisfy the deductibility requirements under Section 162(m).

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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement issued in connection with our Annual Meeting and in our Form 10-K.
Compensation Committee
Scott L. Beiser (Committee Chair)
David A. Preiser
Robert A. Schriesheim
Paul A. Zuber

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Compensation (3) ($)	All Other Compensation ($)	Total ($)
Scott L. Beiser	2019	400,000	142,812	—	4,116,655	—	4,659,467
Chief Executive Officer	2018	400,000	142,812	816,668	5,267,000	—	6,626,480
	2017	400,000	2,592,812	1,141,002	—	—	4,133,814
J. Lindsey Alley	2019	375,000	33,323	—	977,220	—	1,385,543
Chief Financial Officer	2018	360,000	33,323	141,334	1,662,000	—	2,196,657
Irwin N. Gold	2019	400,000	142,812	—	2,906,655	—	3,449,467
Executive Chairman	2018	400,000	142,812	566,696	3,767,000	—	4,876,508
	2017	400,000	1,842,812	674,335	—	—	2,917,147
Scott J. Adelson	2019	400,000	595,033	—	9,211,104	—	10,206,137
Co‑President and Global Co‑Head of Corporate Finance	2018	400,000	595,033	1,240,288	9,211,000	—	11,446,321
	2017	400,000	4,215,877	902,000	—	—	5,517,877
David A. Preiser	2019	400,000	142,812	—	2,603,155	—	3,145,967
Co-President	2018	400,000	142,812	504,194	3,392,000	—	4,439,006

(1)
Amounts in this column for fiscal 2019 and fiscal 2018 reflect the payment of 2/9 of the cash portion of Pre-IPO grants that were made to the named executive officers in connection with our IPO, which vested and were paid in fiscal 2019 and fiscal 2018, respectively. Amounts in this column for fiscal 2017 reflect 2/9 of the cash portion of Pre-IPO grants that were made to the named executive officers in connection with our IPO and discretionary cash bonuses awarded to the named executive officers with respect to fiscal 2017 performance.

(2)
Amounts reflect the full grant‑date fair value of restricted stock awards granted during the relevant fiscal year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individuals. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K for fiscal 2019.

(3)
Amounts in this column for fiscal 2019 constitute the amount of the bonus determined by the Board’s Compensation Committee for each named executive officer pursuant to our fiscal 2019 bonus program, and includes (i) the value of cash bonuses awarded with respect to fiscal 2019 performance (a portion of which was paid on May 15, 2019 and a portion of which is scheduled to be paid on November 30, 2019) and (ii) the grant-date value of restricted stock awards granted on May 15, 2019. The total value of the cash bonus awards to Messrs. Beiser, Alley, Gold, Adelson and Preiser with respect to fiscal 2019 performance was $3,224,528, $805,150, $2,348,279, $6,920,368 and $2,125,855, respectively. Of these amounts of cash bonus awards, a portion ($1,233,663, $284,622, $859,863, $2,800,109, and $766,063 to Messrs. Beiser, Alley, Gold, Adelson and Preiser, respectively) will be paid on November 30, 2019, subject to the applicable named executive officer being employed in good standing on such date. The number of shares issued to Messrs. Beiser, Alley, Gold, Adelson and Preiser on May 15, 2019 was 18,893, 3,644, 11,825, 48,512 and 10,108 shares, respectively, which have grant-date dollar denominated values of approximately $892,127, $172,070, $558,377, $2,290,737 and $477,300, respectively. The number of shares was determined by dividing the applicable value by the closing price per share of our Class A common stock on May 15, 2019 (the date of such grants). The equity portion of awards under our fiscal 2019 bonus program was paid in shares of common stock subject to vesting over four years in equal installments in May of each of 2020 - 2023.

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Grants of Plan-Based Awards in Fiscal 2019 Table
The following table sets forth information regarding maximum and actual grants of plan-based awards made to our named executive officers during fiscal 2019:

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
Scott L. Beiser	May 15, 2018	—	—	—	12,945	640,001

J. Lindsey Alley	May 15, 2018	—	—	—	3,526	174,325

Irwin N. Gold	May 15, 2018	—	—	—	9,152	452,475

Scott J. Adelson	May 15, 2018	—	—	—	27,946	1,381,650

David A. Preiser	May 15, 2018	—	—	—	8,205	405,655

(1)
For fiscal 2019, the Compensation Committee established a performance-based bonus program pursuant to which our named executive officers were eligible to earn awards based on our achievement during fiscal 2019 of fee revenue equal to or exceeding 90% of the average fee revenue of the Company in fiscal 2016, 2017 and 2018 ($758,766,000). If the Company achieved this fee revenue goal, then a bonus pool would be established equal to 4% of our fee revenue earned during fiscal 2019. Our actual fee revenue for fiscal 2019 was $1.084 billion; therefore, the maximum bonus pool established was $46,360,000. Under our 2019 bonus program, there was no individual threshold, target, or maximum for any named executive officer under this program. The amount of the performance-based bonuses actually made to each NEO for fiscal 2019 are presented under the heading “Non-Equity Incentive Compensation” for fiscal 2019 in the Summary Compensation Table above, and the amount of cash and stock comprising each such award are presented in footnote 3 of such Table.

(2)
Stock awards presented were granted in fiscal 2019 with respect to fiscal 2018 performance pursuant to our fiscal 2018 performance-based bonus program. As such, in accordance with SEC rules, the value of awards were previously disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2018 in the Summary Compensation Table contained in our definitive proxy statement filed with the Securities Exchange Commission in 2018. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K for fiscal 2019.

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Outstanding Equity Awards at Fiscal Year‑End

The following table summarizes the number of shares of our Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2019 (note that awards granted in 2015 were originally made in Fram common stock which was converted into restricted shares of our Class B common stock in the corporate reorganization in connection with the IPO).

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Scott L. Beiser	August 12, 2015	9,073	(2)	415,997
	April 30, 2016	11,315	(3)	518,793
	May 15, 2017	11,728	(4)	537,729
J. Lindsey Alley	August 12, 2015	2,118	(5)	97,110
	April 30, 2016	2,352	(3)	107,839
	May 15, 2017	2,031	(6)	93,121
Irwin N. Gold	August 12, 2015	9,073	(2)	415,997
	April 30, 2016	6,688	(7)	306,645
	May 15, 2017	8,139	(8)	373,173
Scott J. Adelson	August 12, 2015	37,803	(2)	1,733,268
	April 30, 2016	8,945	(3)	410,128
	May 15, 2017	17,810	(9)	816,589
David A. Preiser	August 12, 2015	9,073	(2)	415,997
	April 30, 2016	6,261	(3)	287,067
	May 15, 2017	7,240	(9)	331,954

(1)	The market value of shares of stock that were not vested as of March 31, 2019 is calculated based on the closing price per share of our Class A common stock as of March 31, 2019 ($45.85).

(2)	One-half of these remaining shares outstanding under this restricted stock award vested on April 30, 2019 and one-half are scheduled to vest on April 30, 2020.

(3)	One-half of these remaining shares outstanding under this restricted stock award vested on May 15, 2019 and one-half are scheduled to vest on May 15, 2020.

(4)	5,683 shares outstanding under this restricted stock award vested on May 15, 2019, 5,683 shares are scheduled to vest on May 15, 2020 and 5,865 shares are scheduled to vest on May 15, 2021.

(5)	2,117 shares outstanding under this restricted stock award vested on April 30, 2019 and 2,118 shares are scheduled to vest on April 30, 2020.

(6)	1,014 shares outstanding under this restricted stock award vested on May 15, 2019, 1,014 shares are scheduled to vest on May 15, 2020 and 1,017 shares are scheduled to vest on May 15, 2021.

(7)	6,687 shares outstanding under this restricted stock award vested on May 15, 2019 and 6,688 shares are scheduled to vest on May 15, 2020.

(8)	4,068 shares outstanding under this restricted stock award vested on May 15, 2019, 4,068 shares are scheduled to vest on May 15, 2020 and 4,071 shares are scheduled to vest on May 15, 2021.

(9)
One-third of these remaining shares outstanding under this restricted stock award vested on May 15, 2019, one-third are scheduled to vest on May 15, 2020, and one-third are scheduled to vest on May 15, 2021.

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Fiscal 2019 Option Exercises and Stock Vested
The following table summarizes the vesting of stock awards held by our named executive officers during fiscal 2019. None of the named executive officers held any options during fiscal 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Scott L. Beiser	12,945	640,001
J. Lindsey Alley	3,526	174,325
Irwin N. Gold	9,152	452,475
Scott J. Adelson	27,946	1,381,650
David A. Preiser	8,205	405,655

(1)
Amounts shown are calculated by multiplying the fair market value of our common stock ($49.44 per share) on the applicable vesting date (May 15, 2018) by the number of shares of our Class B common stock that vested on such date.

Summary of Potential Payments Upon Termination or Change in Control

We have not entered into any employment, severance or change in control arrangements with our named executive officers. However, upon a named executive officer’s death, the vesting of any unvested shares granted pursuant to the restricted stock award granted on August 12, 2015 held by such executive would partially accelerate with respect to a number of shares that otherwise would have vested on the following vesting date (i.e., two-ninths of the total number of shares granted under such restricted stock award).

The following table summarizes the value of this accelerated vesting as if each named executive officer has died on March 31, 2019. Amounts shown do not include (i) accrued but unpaid base salary through the date of death, or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation.

Name	Death ($)
Scott L. Beiser	415,951
J. Lindsey Alley	97,064
Irwin N. Gold	415,951
Scott J. Adelson	1,733,267
David A. Preiser	415,951

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2019 CEO Pay Ratio

In accordance with applicable SEC rules, we are providing the ratio of the total annual compensation of our CEO, Scott L. Beiser, to that of our median compensated employee for fiscal 2019. Mr. Beiser’s total annual compensation for 2019, as reported in the Summary Compensation Table, was $4,659,467. The total annual compensation of the employee identified as our median compensated employee (excluding our CEO) for 2019 was $145,750. The ratio of our CEO’s total compensation for 2019 to the total compensation of our median compensated employee was approximately 32 to 1.

To identify our median compensated employee for purposes of this pay ratio disclosure, we first determined that on December 31, 2018, we had 1,399 full-time, part-time, and temporary employees other than Mr. Beiser. We ranked the annual compensation of this employee population based on compensation reportable on IRS Form W-2 in the United States and comparable tax reporting documents in other countries. After identifying the median employee from this ranking, we calculated annual total compensation for such employee during fiscal 2019 using the same methodology we use for our CEO as set forth in the Summary Compensation Table above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.
The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 26, 2019, for:

•	each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers, directors and director nominees as a group.
The number of shares of our common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares of our common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares of our common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of our common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of July 26, 2019, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Each of the stockholders listed has sole voting and investment power with respect to the shares of our common stock beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A		Class B		% Total Voting Power***
Name of Beneficial Owner	Shares	Percentage**	Shares	Percentage**
5% Stockholders
ORIX USA (1)	3,377,935	8.3%	—	—	1.2%
HL Voting Trust (2)	—	—	25,258,146	100.0%	86.1%
The Vanguard Group, Inc.	3,168,172	7.7%	—	—	1.1%
Kayne Anderson Rudnick Investment Management LLC	2,344,609	5.7%	—	—	*
Black Rock Fund Advisors	2,216,245	5.4%	—	—	*
Named Executive Officers, Directors and Director Nominees
Scott L. Beiser (3)	—	—	25,258,146	100.0%	86.1%
Irwin N. Gold (4)	—	—	25,258,146	100.0%	86.1%
Scott J. Adelson (5)	—	—	975,824	3.9%	3.3%
J. Lindsey Alley (6)	—	—	146,824	*	*
David A. Preiser	—	—	627,952	2.5%	2.1%
Hideto Nishitani	—	—	—	—	—
Robert A. Schriesheim	22,116	*	—	—	*
Jacqueline B. Kosecoff	9,299	*	—	—	*
Paul A. Zuber	3,191	*	—	—	*
All directors and executive officers as a group (10 persons)	34,606	*	25,258,146	100.0%	86.1%

*	Less than 1%.

**	Based on 40,901,543 shares of Class A common stock and 25,258,146 shares of Class B common stock outstanding as of July 26, 2019.
*** Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share. For more information, see “Description of Capital Stock—Class A Common Stock and Class B Common Stock,” in our Annual Report on Form 10-K.

(1)
The following individuals are the members of the board of directors of ORIX USA and as such may be deemed to share voting and dispositive control of the shares of common stock held by ORIX USA: Makoto Inoue, Stan Koyanagi, Shoji “Toby” Taniguchi, Hideto Nishitani, Yoshiteru “Terry” Suzuki, Clint McDonnough and Paul Wilson. These individuals disclaim beneficial ownership of the shares held by ORIX USA. ORIX USA’s shares are held directly by ORIX HLHZ Holding LLC, a Delaware limited liability company, which is indirectly wholly owned by ORIX Capital Markets, LLC, a Delaware limited liability company, which is wholly owned by ORIX USA. The address of all three ORIX entities is 1717 Main Street, Suite 1100, Dallas, Texas 75201.

(2)
Consists of shares of Class B common stock held indirectly through the HL Voting Trust of which Scott L. Beiser and Irwin N. Gold are the trustees. All decisions with respect to the voting of the Class B common stock held by the HL Voting Trust will be made by the trustees of the HL Voting Trust, in their sole and absolute discretion. The HL Voting Trust will terminate on the earlier of (1) the written agreement of the Company and the trustees and (2) the conversion of all of the shares of Class B common stock into Class A common stock in accordance with our charter.

(3)
Consists of shares of Class B common stock held through the HL Voting Trust, of which Mr. Beiser is a trustee. Mr. Beiser disclaims beneficial ownership of such shares except to the extent of 1,000,393 shares held by The Beiser Stock Trust, over which Mr. Beiser has disposition power.

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(4)
Consists of shares of Class B common stock held indirectly through the HL Voting Trust, of which Mr. Gold is a trustee. Mr. Gold disclaims beneficial ownership of such shares, except to the extent of 1,458,285 shares held by The Gold Stock Trust, over which Mr. Gold has disposition power.

(5)	Consists of 975,824 shares held by the Adelson Stock Trust, over which Mr. Adelson has disposition power.

(6)	Consists of 146,824 shares held by the Alley Stock Trust, over which Mr. Alley has disposition power.

Equity Compensation Plan Information

The following table sets forth information, as of March 31, 2019, concerning compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders (1)	402,136	(2)	—	15,159,475	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	402,136		—	15,159,475

(1)
Consists of the Houlihan Lokey, Inc. Second Amended and Restated 2006 Incentive Compensation Plan (“2006 Plan”) and the Houlihan Lokey, Inc. Amended and Restated 2016 Incentive Award Plan, as amended (“2016 Plan”). The aggregate number of securities available for issuance under awards granted pursuant to the 2016 Plan is equal to the sum of (i) 8,000,000 shares and (ii) any shares of our Class B common stock, which as of October 19, 2017, were underlying awards under the 2006 Plan that, on or after such date, terminate, expire or lapse for any reason following the IPO or that remained available for issuance under the 2006 Plan as of the IPO. The annual increase will be equal to the lowest of (i) 6,540,659 shares of our Class A common stock and Class B common stock, (ii) six percent of the shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding fiscal year (beginning with fiscal year 2017) and (iii) such smaller number of shares as determined by our board of directors. Calculations of outstanding shares are determined on a fully-diluted, as-converted basis.

(2)
Represents the number of shares issuable under dollar-denominated awards and unvested restricted stock units granted under the 2006 Plan and the 2016 Plan that were outstanding as of March 31, 2019, assuming that such awards were settled in shares based on the closing price of our Class A common stock on that date. Awards ultimately will be settled in either cash or shares of our Class B common stock based on the closing price on the applicable vesting date.

(3)
Represents the number of shares remaining available for future issuance under the 2016 Plan as of March 31, 2019. From and after the date of our IPO, no additional awards have been granted under the 2006 Plan. Shares can be issued under the 2016 Plan as either Class A common stock or Class B common stock.

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SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) were timely filed during fiscal 2019, with the exception of one late Form 4 filing related to grants or vesting of awards under the 2016 Plan by each of Messrs. Gold, Beiser, Preiser, Adelson, Alley, Crain, Schriesheim, Van de Bunt and Dr. Kosecoff.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Transactions and Relationships with ORIX USA and its Affiliates
We have been and expect to continue to be a party to various agreements with ORIX USA and its affiliates, some of which were entered into or modified in connection with the corporate reorganization that preceded the IPO as described in the section titled “Organizational Structure” in our Form 10-K.
We provide financial advisory services to ORIX USA and its affiliates and received fees for these services totaling approximately $8.3 million during fiscal 2019. In connection with the IPO, we entered into a Transition Services Agreement with ORIX USA, L.P. dated as of August 18, 2015, as amended (the “Transition Services Agreement”), pursuant to which ORIX USA, L.P. provides tax and auditor‑related assistance services for the benefit of the Company as well as some services arising out of the termination of a previous services agreement. The Transition Services Agreement had an initial term of six months and automatically extends for three‑month periods, provided that we have the right to terminate the relationship upon 30 days’ notice prior to the end of each period, and ORIX USA, L.P. has the right to terminate the relationship upon 90 days’ notice. The Transition Services Agreement was amended as of August 31, 2016 to eliminate the provision of services related to internal audit and Sarbanes-Oxley compliance.
As part of the corporate reorganization that occurred in connection with the IPO, we entered into a letter agreement with ORIX USA and Fram (and, solely with respect to certain sections of the letter agreement, a representative of certain former shareholders of our predecessor entity). Pursuant to the letter agreement, Fram assigned and we assumed, certain promissory notes issued in connection with the redemption of shares of Fram stock following the termination of employment of our former employees. The letter agreement also provides for cross‑indemnities (other than with respect to taxes, which indemnity will be governed by the Tax Sharing Agreement (as defined below)) that (a) generally place the financial responsibility on us for liabilities associated with (i) the assets, liabilities, operations, business, affairs and other activities of or relating to our business prior to the corporate reorganization that occurred in connection with the IPO and (ii) claims from former stockholders of Fram (other than ORIX USA or its affiliates) regarding the corporate reorganization, the previous issuance, redemption or repurchase by Fram of equity awards and restricted stock under the 2006 Plan and the Fram Stockholders’ Agreement and the payment of other compensation by Fram and (b) generally place the financial responsibility on ORIX USA for liabilities associated with the assets, liabilities, operations, business, affairs or other activities of or relating to the Fram business (other than our business) prior to the corporate reorganization that occurred in connection with the IPO. The letter agreement also released parties from certain pre‑existing indemnity obligations.
Prior to the IPO, we and each of our corporate subsidiaries as well as Fram were, for United States federal income tax purposes, members of an affiliated group filing a consolidated return of which ORIX USA was the parent. As is customary in affiliated groups of corporations that file a consolidated return, notwithstanding that ORIX USA acted as agent for the entire group and filed a single United States federal income tax return on behalf of the group which included the taxable income of each member of the group, each such member, including us and our subsidiaries, was required, under a tax sharing agreement, to remit to ORIX USA its share of the consolidated tax liability of the group. In connection with the IPO, we agreed, pursuant to the Amended and Restated Tax Sharing Agreement dated August 18, 2015 (the “Tax Sharing Agreement”) with ORIX USA, that ORIX USA will be responsible for all taxes attributable to the assets (the “OCC business”), which were separately managed and controlled by ORIX USA but historically held within the consolidated corporate ownership structure of Fram, including any taxes incurred on the extraction thereof, and we will be responsible for all taxes attributable to (i) our business for any period and (ii) any steps of the corporate reorganization apart from the extraction of the OCC business. Thus, in the event that ORIX USA were to be assessed for taxes attributable to our business for any period, we would be required to compensate ORIX USA for such liability. Similarly, in the event we were assessed for taxes attributable to the OCC business or the extraction thereof, ORIX USA would be required to compensate us for such liability. In addition, if ORIX USA is unable to pay any prior period taxes for which it is responsible, we could be required to pay the entire amount of such taxes.
In May 2018, the Company conducted a public offering of Class A common stock (the “May Follow-on Offering”) in which both ORIX USA and certain employee stockholders sold shares to the public. In connection with the May Follow-on Offering we entered into a Share Purchase Agreement (the “May Share Purchase Agreement”), pursuant to which the Company agreed to repurchase from ORIX USA 697,000 shares of our Class A common stock for a purchase price per share equal to the public offering price in the May Follow-on Offering less underwriting discounts and commissions.

On June 4, 2018, the Company settled the transaction provided for in the May Share Purchase Agreement and acquired 697,000 shares of Class A common stock from ORIX USA for a purchase price per share equal to $49.11, which was the public offering price in the May Follow-on Offering less underwriting discounts and commissions.

In May 2019, the Company conducted a public offering of Class A common stock in which ORIX USA sold a total of 3,000,000 shares of our Class A common stock.

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Agreements with the HL Holders

HL Voting Trust Agreement

In connection with the corporate reorganization preceding the IPO, we entered into the Voting Trust Agreement. Pursuant to the Voting Trust Agreement, the trustees have the right to vote the shares of our common stock deposited by any HL Holder, together with any future voting securities received by such HL Holder, in their sole and absolute discretion on any matter, without fiduciary duties of any kind to the HL Holders. As of July 26, 2019 the HL Voting Trust controlled approximately 86.1% of the total voting power of the Company.
Lock‑Up Agreements
In connection with the corporate reorganization preceding the IPO, each HL Holder that deposited shares of our common stock into the HL Voting Trust also entered into an individual lock‑up agreement with the Company. Under these lock‑up agreements, shares of our common stock deposited into the HL Voting Trust and beneficially owned by the HL Holders were generally locked up through August 18, 2018, after which these shares have or will become transferable in three equal installments on each August 18, 2018, 2019, and 2020; provided that shares of our common stock held by managing directors and certain senior corporate officers of the Company whose employment with us or any of our subsidiaries terminated prior to August 18, 2018 for reasons other than death or disability are subject to transfer restrictions, and are ineligible to participate in any follow‑on offerings, in each case, through August 18, 2022. Notwithstanding the foregoing, the lock‑up agreements provide that:

•
up to 10% of each HL Holder’s shares held through the HL Voting Trust may be transferred for the purpose of charitable gifts and transfers to various family trusts for estate planning purposes, with any shares transferred under this exception reducing the number of shares that become transferable on the next transferability date; and

•
our board of directors may authorize sales in underwritten offerings in accordance with the terms of the registration rights agreement entered into between HL and the HL Holders; provided that any shares sold under this exception will reduce the number of shares that become transferable on the next transferability date.

Under the lock‑up agreements, our board of directors may consent to exceptions to those transfer restrictions, subject to any limitations or conditions imposed by it.
Stockholders’ Agreement
In connection with the IPO, we entered into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, our board of directors initially consisted of ten members, with ORIX USA and the trustees on behalf of the HL Voting Trust each having the right to recommend the nomination of four of the ten board members. The number of board members that ORIX USA is entitled to recommend for nomination is subject to maintaining certain ownership thresholds. If ORIX USA loses its right to recommend for nomination any director nominees pursuant to the terms of the Stockholders’ Agreement, these positions will generally be filled by individuals recommended for nomination by the trustees on behalf of the HL Voting Trust. See “Corporate Governance - Director Nomination and Removal Process,” above.
The Stockholders’ Agreement also provided that approval of two‑thirds of the board was previously required for certain corporate actions for a period of time based on ORIX USA’s continuing ownership level.
Under the Stockholders’ Agreement, we have agreed with ORIX USA upon certain standards to be satisfied in order for shares of our common stock subject to individual lock‑up agreements to participate in underwritten offerings. In particular:

•	the price, size, timing and other terms of any such sales must be approved by our board of directors

•
all HL Holders not subject to a seven‑year lock‑up will generally be offered the opportunity to participate on a pro rata basis, and no HL Holder who is also a member of our board of directors may sell more than his or her pro rata share without board approval; and

•
if ORIX USA is participating in an underwritten offering, then the relative participation of ORIX USA and the participating HL Holders in the offering will be determined consistent with the applicable registration rights agreement, pursuant to which, in the event of any necessary reduction in the size of the offering, such reduction shall be applied so that, unless otherwise agreed between ORIX USA and the HL Holders, 75% of the shares in the offering will be sold by ORIX USA and 25% of the shares in the offering will be sold by the HL Holders (or as close to such ratio as possible, given the desired amounts and the size of any necessary reduction).

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Registration Rights Agreements
In connection with the IPO, we entered into Registration Rights Agreements with each of ORIX USA and the HL Holders (each dated as of August 18, 2015) pursuant to which these holders can demand that we file a registration statement relating to shares of our common stock, including shares of our Class A common stock issuable upon conversion of the shares of our Class B common stock, which common stock we refer to as registrable shares, and can request that their registrable shares be covered by a registration statement that we are otherwise filing. In the case of the HL Holders, these rights are subject to the lock‑up provisions discussed above.
Demand Registration Rights. Subject to the terms of the lock‑up agreements entered into by the selling stockholders, the holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act of 1933, as amended (the “Securities Act”). We will effect the registration as requested unless, in the good faith and reasonable judgment of our board of directors, such registration should be delayed. We may be required to effect up to three such registrations each year commencing August 18, 2016, any of which may involve an underwritten offering. In addition, when we are eligible for the use of Form S‑3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S‑3, or any successor form.
Incidental Registration Rights. In addition, if at any time after the IPO we register any shares of our Class A common stock, the holders of all registrable shares are entitled to notice of the registration and to have all or a portion of their registrable shares included in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to either of our Registration Rights Agreements is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and transfer taxes. The Registration Rights Agreements contain customary cross‑indemnification provisions, pursuant to which we will be obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they will be obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

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Policies and Procedures for Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Prior to the IPO, our board of directors adopted a Related Person Transaction Policy and Procedures that is in conformity with the requirements for issuers having publicly‑held common stock that is listed on the New York Stock Exchange. Under this policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this Proxy Statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation,” above.
While the results of the vote are non-binding and advisory in nature, our Board and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal 2019, as discussed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR
Our audit committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending March 31, 2020. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the audit committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Board of Directors recommends that you vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2020.
KPMG Fees
The following table presents aggregate fees billed to the Company for services rendered by KPMG during the years ended March 31, 2019 and March 31, 2018.

	2019	2018
Audit fees (1)	$2,669,500	$2,761,760
Audit-related fees (2)	635,000	648,000
Tax fees (3)	297,649	242,059
All other fees	—	—
Total	$3,602,149	$3,651,819

(1)
Audit fees include fees for the audit of our fiscal 2019 and 2018 consolidated financial statements and other services that are normally provided by the independent accountants in connection with regulatory filings, including reviews of documents filed with the SEC and all associated out-of-pocket expenses. Audit fees incurred in fiscal 2019 and 2018 include fees of $157,500 and $377,500, respectively, related to services performed in connection with the stock offerings, including comfort letters, consents and review of documents filed with the SEC

(2)	Audit-related fees in fiscal 2019 and 2018 fees billed for our foreign statutory audits.

(3)	Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.

Audit Committee Pre-Approval

All services performed by KPMG for the Company and its subsidiaries pursuant to engagements entered into after our IPO have been pre-approved by the audit committee. The audit committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the audit committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board.

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AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The audit committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors and the Company’s internal audit function.
The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.
The audit committee has reviewed and discussed the audited financial statements for the year ended March 31, 2019 with the Company’s management and KPMG. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.
The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on such review and discussions, the audit committee recommended to the Company’s board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Audit Committee

Robert A. Schriesheim, Chairman
Dr. Jacqueline B. Kosecoff
Paul A. Zuber

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ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the 2020 Annual Meeting of Stockholders (the “2020 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than April 7, 2020 in order to be included in the proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our by-laws.
Under our by-laws, for stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations of candidates for election as directors, notice must be delivered to our Secretary at our principal executive offices not less than 90 days (June 26, 2020) or more than 120 days (May 27, 2020) before the first anniversary of the prior annual meeting of stockholders (September 24, 2020). However, if the annual meeting occurs more than 30 days before or 60 days after this anniversary date, proposals must be delivered (A) no earlier than the 120th day prior to such annual meeting date and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered (A) no earlier than the 120th day prior to such special meeting and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the special meeting date.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our by-laws.

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HOULIHAN LOKEY

ANNUAL MEETING OF HOULIHAN LOKEY, INC.

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** the following:

1: Election of Class I Directors

	For	Withhold	Directors Recommend ↓
01 Scott L. Beiser	☐	☐	For
02 Paul A. Zuber	☐	☐	For
03 Jacqueline B. Kosecoff	☐	☐	For

The Board of Directors recommends you vote FOR the following proposals:

4: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ______________ Please Date Above ______________

Please Sign Here ______________ Please Date Above ______________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

HOULIHAN LOKEY

Annual Meeting of Houlihan Lokey, Inc.
to be held on Tuesday, September 24, 2019
for Holders as of July 26, 2019
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/HLI
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-362-0397
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Scott L. Beiser, Irwin N. Gold, and Christopher Crain, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Houlihan Lokey, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

PROXY TABULATOR FOR

HOULIHAN LOKEY, INC.
P.O. BOX 8016
CARY, NC 27512-9903

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→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — Houlihan Lokey, Inc.

Annual Meeting of Stockholders
September 24, 2019, 9:00 a.m. (Pacific Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Scott L. Beiser, Irwin N. Gold, and Christopher Crain (the "Named Proxies"), and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Houlihan Lokey, Inc., a (State) corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, on September 24, 2019 at 9:00 a.m. (PST) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Elect the Class I Directors;
2. Approve, on an advisory basis, a vote on executive compensation; and
3. Ratify the appointment of the auditors.

The three directors up for election are: Scott L. Beiser, Paul A. Zuber, and Jacqueline B. Kosecoff.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

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